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                                                                    EXHIBIT 10.7

                                 FIRST AMENDMENT
                                     TO THE
                              CHASE INDUSTRIES INC.
                          1994 LONG-TERM INCENTIVE PLAN
                         (AS AMENDED AS OF MAY 14, 1997)

         THIS First Amendment is effective as of November 19, 1999, on behalf of Chase Industries Inc., a Delaware corporation (the "Corporation"), and is effective as set forth below.

                              W I T N E S S E T H:

         WHEREAS, the Corporation sponsors the Chase Industries Inc. 1994 Long-Term Incentive Plan (the "Plan") for key employees and directors of the Corporation or its subsidiaries;

         WHEREAS, pursuant to Section 11.2 of the Plan the committee appointed to administer the Plan (the "Committee") may amend the Plan for any purpose permitted by law except to the extent the amendment (a) materially increases the aggregate number of shares of stock that may be issued under the Plan, (b) materially increases benefits accruing under the Plan, or (c) materially modifies the requirements pertaining to eligibility and termination;

         WHEREAS, Section 9.2 of the Plan provides that, upon a change in control, participants holding options will immediately be granted corresponding stock appreciation rights subject to the same exercise and transferability restrictions as the corresponding options;

         WHEREAS, the Corporation desires to make the grant of stock appreciation rights, granted in connection with a change in control, discretionary rather than automatic; and

         WHEREAS, the Committee and the Board of Directors of the Corporation have approved, effective as of November 19, 1999, the amendment of the Plan to provide for the discretionary grant of stock appreciation rights upon a change in control rather than automatic grants.

         NOW, THEREFORE, Section 9.2 shall be amended in its entirety, effective November 19, 1999, to read as follows:

                           9.2. Changes in Control. Upon the occurrence of a
                  Change in Control, subject to Subsection 1.7(b), (a) at the discretion of the Committee, each Holder of an Option shall be granted corresponding Stock Appreciation Rights; (b) all outstanding Stock Appreciation Rights and Options shall immediately become fully vested and exercisable in full, including that portion of any Stock Appreciation Right or Option that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable (the total number of shares of Stock as to which a Stock Appreciation Right or Option is exercisable upon the occurrence of a Change in Control is referred to herein as the "Total Shares"); and (c) the


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                  restriction period of any Restricted Stock Award shall
                  immediately be accelerated and the restrictions shall expire. If a Change in Control involves a Restructuring or occurs in connection with a series of related transactions involving a Restructuring and if such restructuring is in the form of a Non-Surviving Event and as a part of such Restructuring shares of Stock, other securities, cash, or property shall be issuable or deliverable in exchange for Stock, then a Holder of an Award shall be entitled to purchase or receive (in lieu of the Total Shares that the Holder would otherwise be entitled to purchase or receive), as appropriate for the form of Award, the number of shares of Stock, other securities, cash, or property to which that number of Total Shares would have been entitled in connection with such Restructuring (and, for Options, at an aggregate exercise price equal to the Exercise Price that would have been payable if that number of Total Shares had been purchased on the exercise of the Option immediately before the consummation of the Restructuring). Nothing in this Subsection 9.2 shall impose on a Holder the obligation to exercise any Award immediately before or upon the Change in Control or cause the Holder to forfeit the right to exercise the Award during the remainder of the original term of the Award because of a Change in Control.

         FURTHER PROVIDED, that except as set forth above the Plan shall continue to read in its current state.

         IN WITNESS WHEREOF, this Amendment has been executed by the duly-authorized officer of the Corporation to be effective as set forth herein.

                                                    CHASE INDUSTRIES INC.



                                                    By:  /s/ MICHAEL T. SEGRAVES
                                                        ------------------------
                                                        Michael T. Segraves,
                                                        Chief Financial Officer





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